UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

52-2 Building

BDA International Enterprise Avenue

No. 2 Jingyuan North Street

Daxing District

Beijing 100176

People’s Republic of China

(Address of principal executive offices) (Zip code)

+86 (10) 8520-5588

(Registrant’s telephone number, including area code)

20F, Tower E1, The Towers, Oriental Plaza

No. 1 East Chang An Avenue

Dong Cheng District

Beijing, P.R. China

Post code: 100738

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 29, 2011, the Superior Court of the County of Alameda, California, granted preliminary approval of a proposed settlement of Ernesto Espinoza v. Ying Wu et al., Case No. RG06298775, a shareholder derivative action that alleges various claims for relief in connection with the granting of certain historical stock options by UTStarcom, Inc. (the “Company”).  The proposed settlement is subject to final Court approval.  The Court has set a final approval hearing for July 22, 2011 at 11:00 a.m. in the courtroom of the Hon. Robert B. Freedman, Superior Court Judge.  The Court’s preliminary approval order requires the Company to provide a detailed notice to shareholders of the terms of the proposed settlement on a Current Report on Form 8-K.  The required notice is attached as Exhibit 99.1 hereto.  This detailed notice also contains important information regarding the rights of shareholders with respect to the proposed settlement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Notice to Shareholders of Proposed Settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 5, 2011	By:	/s/ JACK LU
	Name:	Jack Lu
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice to Shareholders of Proposed Settlement.